Letter from Jewett, Schwartz, & Associates

EXHIBIT 16.1

August 17, 2006

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read the statements made by Wimax EU, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Eimax EU, Ltd.’s Form 8-K report dated August 17, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Jewett, Schwartz, & Associates